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                             SECOND AMENDMENT TO THE
                             KRYPTON ISOLATION, INC.
                      WARRANT TO PURCHASE 2,000,000 SHARES
                           OF SERIES A PREFERRED STOCK

        This SECOND AMENDMENT TO THE KRYPTON ISOLATION, INC. WARRANT TO PURCHASE 2,000,000 SHARES OF SERIES A PREFERRED STOCK (this "Amendment") is made as of January 21, 1998, by and between Krypton Isolation, Inc., a California corporation (the "Company"), and SMART Modular Technologies, Inc., a California corporation ("SMART Modular"). This Agreement amends that certain KRYPTON ISOLATION, INC. WARRANT TO PURCHASE 2,000,000 SHARES OF SERIES A PREFERRED STOCK dated as of July 27, 1994 by and between the Company and SMART Modular (the "Series A Warrant").

                                    RECITALS

        WHEREAS, SMART Modular is entitled to purchase 2,000,000 shares of Series A Preferred Stock of the Company (the "Shares") pursuant to the Series A Warrant;

        WHEREAS, the Company and SMART Modular desire to extend the time period whereby SMART Modular may exercise its right to purchase the Shares;

        NOW, THEREFORE, INTENDING TO BE LEGALLY BOUND, and pursuant to consideration duly provided by both parties, the Company and SMART Modular hereby agree as follows:

1. Amendment. Section 1(a) of the Series A Warrant is hereby deleted in its entirety and replaced with the following:

               "(a)   January 29, 2000,"

2. Consideration. SMART Modular hereby delivers and the Company hereby acknowledges receipt of a check in the amount of one thousand dollars ($1,000) made payable to the Company in consideration of this Amendment.

3. Governing Law. This Amendment shall be governed in all respects by the laws of the State of California as such laws are applied to the agreements between California residents entered into and performed entirely within California.

4. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties have duly executed this SECOND AMENDMENT TO THE KRYPTON ISOLATION, INC. WARRANT TO PURCHASE 2,000,000 SHARES OF SERIES A PREFERRED STOCK as of the date first written above.

KRYPTON ISOLATION, INC.                     SMART MODULAR TECHNOLOGIES, INC.

By: ____________________________            By: ____________________________

Name: __________________________            Name: __________________________
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Title: _________________________            Title: _________________________